Exhibit 3.705
CERTIFICATE OF INCORPORATION
OF
EPPING SANITARY LANDFILL, INC.
          FIRST: The name of the corporation is Epping Sanitary Landfill, Inc.
          SECOND: The registered office of the corporation in the State of Delaware is located at 1310 King Street, Wilmington, New Castle County, Delaware, and its registered agent is Prickett, Jones, Elliott & Kristol, P.A.
          THIRD: The nature of the business and the objects and purposes to be transacted, promoted and carried on are to do any or all of the things herein mentioned as fully and to the same extent as natural persons might or could do, and in any part of the world, viz:
          To purchase, take, own, hold, deal in, mortgage or otherwise lien and to lease, sell, exchange, convey, transfer or in any manner whatever dispose of real property, within or without the State of Delaware.
          To manufacture, purchase or otherwise acquire and to hold, own, mortgage or otherwise lien, pledge, lease, sell, assign, exchange, transfer or in any manner dispose of, and to invest, deal and trade in and with goods, wares, merchandise and personal property of any and every class and description, within or without the State of Delaware.
          To acquire the good will, rights and property and to undertake the whole or any part of the assets and liabilities of any person, firm, association or corporation; to pay for the same in cash, the stock of this company, bonds or otherwise; to hold or in any manner to dispose of the whole or any part of the property so purchased; to conduct in any lawful manner the whole or any part of any business so acquired and to exercise all the powers necessary or convenient in and about the conduct and management of such business.
          To guarantee, purchase or otherwise acquire, hold, sell, assign, transfer, mortgage, pledge or otherwise dispose of shares of the capital stock, bonds or other evidences of indebtedness created by other corporations and while the holder of such stock to exercise all the rights and privileges of ownership, including the right to vote thereon, to the same extent as a natural person might or could do.
          To purchase or otherwise acquire, apply for, register, hold, use. sell or in any manner dispose of and to grant licenses or other rights in and in any manner deal with patents, inventions, improvements, processes, formulas, trademarks, trade names, rights and licenses secured under letters patent, copyrights or otherwise.

          To enter into, make and perform contracts of every kind for any lawful purpose, with any person, firm, association or corporation, town, city, county, body politic, state, territory, government or colony or dependency thereof.
          To borrow money for any of the purposes of the corporation and to draw, make, accept, endorse, discount, execute, issue, sell, pledge or otherwise dispose of promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable, transferable or non-transferable instruments and evidences of indebtedness and to secure the payment thereof and the interest thereon by mortgage or pledge, conveyance or assignment in trust of the whole or any part of the property of the corporation at the time owned or thereafter acquired.
          To purchase, hold, sell and transfer the shares of its capital stock.
          To have one or more offices and to conduct any or all of its operations and business and to promote its objects, within or without the State of Delaware, without restriction as to place or amount.
          To carry on any other business in connection therewith.
          To do any or all of the things herein set forth as principal, agent, contractor, trustee or otherwise, alone or in company with others.
          The objects and purposes specified herein shall be regarded as independent objects and purposes and, except where otherwise expressed, shall be in no way limited or restricted by reference to or inference from the terms of any other clause or paragraph of this certificate of incorporation.
          FOURTH: The total number of shares of stock which the corporation shall have authority to issue is One Thousand (1,000) capital shares with no par value.
          FIFTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any Court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such a manner as the said Court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if made, be binding upon all of the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.
          SIXTH: The corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe his conduct was unlawful. The termination of any action, upon a plea of nolo contendere or equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.
          SEVENTH: The name and address of the incorporator is Elizabeth S. Gregg, 1310 King Street, Wilmington, Delaware 19899.
          EIGHTH: The Board of Directors shall have the power to make, alter or repeal the By-Laws.
          NINTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by law and all rights conferred on officers, directors and stockholders herein are granted subject to this reservation.
          THE UNDERSIGNED INCORPORATOR, for the purposes of forming a corporation, in pursuance of an act of the legislature of the State of Delaware entitled “An Act Providing a General Corporation Law” (approved March 10, 1899) and the act amendatory thereof and supplemental thereto, does make and file this Certificate of Incorporation, hereby declaring and certifying that the facts herein stated are true and accordingly has hereunto set her hand and seal this 19th day of January, 1981.

By:	/s/ Elizabeth S. Gregg
INCORPORATOR

IN THE PRESENCE OF:
By:	[Illegible]

STATE OF DELAWARE	:
: ss.
NEW CASTLE COUNTY	:
          BE IT REMEMBERED that on this 19 day of January, 1981, personally appeared before me, the subscriber, a Notary Public for the State and County aforesaid, Elizabeth S. Gregg, the party to the foregoing Certificate of Incorporation, known to me personally to be such and acknowledged the said Certificate to be her act and deed and that the facts therein stated were truly set forth.
          GIVEN under my hand and seal of office the day and year aforesaid.

By:	ILLEGIBLE
NOTARY PUBLIC

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
* * * * *
          EPPING SANITARY LANDFILL, INC., (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,
DOES HEREBY CERTIFY:
          FIRST: That the Board of Directors of said Corporation, by the unanimous written consent of its members, filed with the minutes of the Board adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said Corporation:
RESOLVED, that the Certificate of Incorporation of Epping Sanitary Landfill, Inc., be amended by changing the First Article thereof so that, as amended, said Article shall be and read as follows:
“The name of the corporation is Laidlaw Waste Systems (Pennsylvania) Inc.”
          SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of section 228 of the General Corporation Law of the State of Delaware.
          THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of section 242 and 228 of the General Corporation Law of the State of Delaware.
          IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by Leslie W. Haworth, its Vice-President, Finance and attested by Ivan R. Cairns, its Secretary, this 28th day of April, 1988.

EPPING SANITARY LANDFILL, INC.
By:	/s/ Leslie W. Haworth
Vice-President, Finance

ATTEST:
By:	/s/ Ivan R. Cairns
Secretary

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
* * * * *
          LAIDLAW WASTE SYSTEMS (PENNSYLVANIA) INC. a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,
DOES HEREBY CERTIFY:
          FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the board adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:
RESOLVED, that the Certificate of Incorporation of Laidlaw Waste Systems (Pennsylvania) Inc. be amended by changing the First Article thereof so that, as amended, said Article shall be and read as follows:
“FIRST: The name of the Corporation is Laidlaw Waste Systems (Michigan) Inc.”
          SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of section 228 of the General Corporation Law of the State of Delaware.

          THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of section 242 and 228 of the General Corporation Law of the State of Delaware.
          IN WITNESS WHEREOF, said Laidlaw Waste Systems (Pennsylvania) Inc. has caused this certificate to be signed by Leslie W. Haworth, its Vice-President and Ivan R. Cairns, its Secretary, this 9th day of November, 1988.

LAIDLAW WASTE SYSTEMS (PENNSYLVANIA) INC.
By:	/s/ Leslie W. Haworth
Leslie W. Haworth, Vice-President

ATTEST:
By:	/s/ Ivan R. Cairns
Ivan R. Cairns, Secretary

CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF INCORPORATION
OF
LAIDLAW WASTE SYSTEMS (MICHIGAN) INC.
     Laidiaw Waste Systems (Michigan) Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,
     DOES HEREBY CERTIFY:
     FIRST: That the Board of Directors of said corporation adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said Corporation:
     RESOLVED, that the Certificate of Incorporation of Laidlaw Waste Systems (Michigan) Inc. be amended by changing Article I thereof so that, as amended, said Article shall be and read as follows:
                    “Article I. The name of the corporation is Ottawa County Landfill, Inc.”
     SECOND: That in lieu of a meeting and vote of the stockholders, the stockholders have given written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.
     THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.
     IN WITNESS WHEREOF, Laidiaw Waste Systems (Michigan) Inc. has caused this certificate to be signed by Don Slager, its Executive Vice President, this 11th day of December, 1997.

Laidiaw Waste Systems (Michigan) Inc., a Delaware corporation
By:	/s/ Don Slager
Don Slager, Executive Vice President